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                                                                    EXHIBIT 99.1


THURSDAY MARCH 29, 7:04 AM EASTERN TIME
PRESS RELEASE

COMPETITIVE TELECOM CARRIER NET2000 RAISES $190 MILLION IN ADDITIONAL CAPITAL, FULLY FUNDING CURRENT BUSINESS PLAN

HERNDON, Va.--(BUSINESS WIRE)--March 29, 2001--Net2000 Communications, Inc., a competitive provider of broadband telecommunications services with operations in over 20 markets, today announced that the company entered into definitive agreements for a $65 million private placement of convertible preferred stock, and a firm commitment for a $125 million increase in an existing senior secured credit facility -- a total of $190 million in additional financing which is expected to fully fund Net2000's current business plan.

Net2000 officials said that the funding will be used for operations and for general corporate purposes and is expected to fund Net2000's business plan through cash flow positive in 2003. Closing of the equity and debt financings is subject to certain closing conditions and regulatory approvals.

"Our ability to raise $190 million in new capital in this extremely tight market, which includes participation by investors like Boston Ventures, BancBoston Capital, The Carlyle Group, PNC Equity and Nortel Networks, speaks volumes about our management team and our outstanding track record of executing our business plan," stated Charlie Thomas, Net2000 chief executive officer. "Net2000 has continued to defy odds and differentiate itself from our competitors. We are not only a survivor of the telecom industry fallout, but are positioned to become a true leader among next generation telecom service providers. This round of funding positions Net2000 to continue to compete aggressively."

Commenting on the event, Tony Bolland, a managing director of Boston Ventures, said, "We believe Net2000's focused strategy, excellent execution, and prudent use of leverage distinguishes it from most public CLECs, and we are excited to partner with them."

The company also said that it plans to deploy dark fiber metropolitan rings, next generation softswitches, optronics and other network equipment, a move that is expected to decrease network costs for Net2000 and allow it to rely less on larger local incumbent companies in reaching its business customers with broadband services.

Terms

Under the terms of the $65 million equity investment, Net2000 will issue 65,000 shares of its Series D convertible pay-in-kind preferred stock to new investors Boston Ventures and BancBoston Capital, as well as current Net2000 shareholders The Carlyle Group, PNC Equity Management and Nortel Networks. The preferred shares will be convertible initially into approximately 22 million shares of Net2000 common stock, based upon a conversion price of

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$2.955. In addition, these investors will receive warrants to purchase up to an aggregate of about 1.8 million shares of Net2000 common stock at an exercise price of $10.00 per share.

Upon closing, Net2000 will have also increased the funding available under its existing senior secured credit facility, led by TD Securities (USA) Inc., by $125 million. This will provide a total of approximately $225 million of remaining debt financing available to Net2000 under a credit facility which will total $325 million.

Network & Market Expansion

The new financing will allow Net2000 to deploy "dark fiber metropolitan rings" in several of the company's existing markets, enabling the company to extend its high speed broadband network closer to its current, large business customers - significantly reducing Net2000's dependence on Verizon and BellSouth to connect customers to its network.

These metro fiber rings will be managed by Net2000 and lit with optronics purchased from Nortel Networks. The deployment of metro fiber rings will effectively reduce -- from an average of seven to two -- the number of "hops" between Net2000's network and its customers by educing the number of incumbent telecom central offices involved. Net2000 anticipates that this reduced reliance on the incumbent local telephone company will result in faster customer installations, reduced network costs and an additional strategic asset to the company. Deployment is expected to begin in Washington and Baltimore before the end of the year.

Net2000 expects to deploy Nortel Networks softswitch technology, allowing the company greater cost efficiencies in providing full, local service functionality versus the standard circuit switched technology. After reaching operational maturity in existing markets, Net2000 also expects to initiate its "Phase 3" westward market expansion in 2003, with the proceeds of the additional funding. This geographic expansion will augment the company's presence in the eastern U.S. and will entail building Net2000's network and local service facilities in the western markets.

"Net2000 believes that it now has sufficient financial resources to fulfill its current business plan," stated Don Clarke, Net2000 chief financial officer. "We believe that we are now one of only a handful of public CLECs who are fully funded, with a business model that's been validated again by sophisticated investors. Moreover, Net2000 has accomplished this major milestone with a relatively modest amount of debt and has created an enviable capital structure. At present, our equity-to-debt ratio is nearly 4-to-1. If all debt were to be drawn, our equity base would still exceed our total debt."

About Net2000 Communications, Inc.

Net2000, founded in 1993, is an innovative provider of broadband voice and data telecommunications services. Net2000 provides businesses with quality local, long distance, data, interactive video and internet services delivered over a single broadband connection and


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conveniently billed on a single invoice. The company currently operates sales offices in Atlanta, GA, Baltimore, MD, Boston, MA, Long Island, NY, New York, NY, Newark, NJ, Norfolk, VA, Philadelphia, PA, Providence, RI, Richmond, VA and Washington, DC. For more information about Net2000 Communications, Inc., please visit us at www.net2000.com.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Net2000 cautions investors that any forward-looking statements or projections made by the company, including those that may be made in this press release, are based on management's expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Net2000's future results may be impacted by factors such as technological changes, market acceptance of the company's existing and new services, Net2000's ability to deploy dark fiber rings and successfully expand its network, Net2000's ability to successfully integrate its acquisition of FreBon International Corporation, Vision I.T., and other companies it acquires, general economic conditions, regulatory and legislative developments, and competitive market pressures. Net2000's future results also may be impacted by other risk factors listed in its registration statement dated March 6, 2000 and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, Net2000 undertakes no obligation or intention to update these statements after the date of this release.

CONFERENCE CALL: Net2000 will conduct a conference call to discuss this announcement today, March 29, 2001, at 10:30 a.m. ET. The call-in numbers are 888/792-1079 or 703/871-3092. Please call in 5-10 minutes early to avoid delay. Participants should ask for the "Net2000 funding conference call."

The call will also be available live via streaming audio webcast on the Internet at Net2000's website: www.net2000.com, on the investor overview page. In order to listen to the webcast, you will need the RealPlayer(R) software plug-in and audio capability. Please visit the site in advance of the broadcast to ensure your PC is properly configured.

A replay of the call will also be available from 1:00 p.m. ET, today, through midnight March 5, 2001. The replay number is 888/266-2081 and the call code is 5117769.

Contact:
     Net2000 Communications, Inc.
     Gerry A. Simone (Media), 703/654-2900
     gsimone@net2000.com
       or
     Bob Bannon (Investors), 703/654-2222
     bbannon@net2000.com